EXHIBIT 11(C)
                                                 POWER OF ATTORNEY



The undersigned hereby constitutes and appoints Michael Glazer, Thomas D. Stevens and Julie A. Tedesco and each of them, with full power to act without the other, her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement for Wilshire Target Funds, Inc. (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue of this power of attorney.



WITNESS my hand as of the 8th day of June, 1998



/s/ Cynthia A. Hargadon
Cynthia A. Hargadon
Director